Exhibit 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO:  Jackson Rivers Company

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Jackson Rivers Company for the year ended December 31, 2002 of our report dated February 15, 2003 and contained in the Registration Statement No. 333-112151 of Jackson Rivers Company Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Jackson Rivers Company for the year ended December 31, 2002.

                                /s/  Michaelson & Company, P.A.
                                -------------------------------
                                     Michaelson & Company, P.A.


West Palm Beach, Florida
April 13, 2004